CINERGY CORP. 401(k) EXCESS PLAN

	ARTICLE I
	NATURE AND PURPOSE OF PLAN

1.1	Type of Plan.  The name of this Plan is the Cinergy
Corp. 401(k) Excess Plan, effective January 1, 1997.  The
Plan is maintained by the Company as an unfunded, non-qualified deferred compensation plan for a select group of the Employer's management or highly-compensated employees.

1.2	Purpose of Plan.  The purpose of the Plan is to provide
a means for the payment of deferred compensation to a select group of key senior management employees of the Employer, in recognition of their substantial contributions to the operation of the Employer, and to provide those individuals with additional financial security as an inducement to them to remain in employment with the Employer.

	ARTICLE II
	DEFINITIONS AND RULES OF CONSTRUCTION

2.1	Definitions.  As used in the Plan, the following words
and phrases, when capitalized, have the following meanings except when used in a context that plainly requires a different meaning:

(a)	"Account" means the record of a Participant's
total interest in the Plan.

(b)	"Beneficiary" means, with respect to a
Participant, the person or persons designated pursuant to Section 5.5 (Designation of Beneficiary) to receive benefits under the Plan in the event of the Participant's death.

(c)	"Board of Directors" means the duly constituted
board of directors of the Company on the applicable date.

(d)	"Change in Control" means an event described in
Subsection 5.2(b) (Distribution Upon a Change in
Control).

(e)	"Code" means the Internal Revenue Code of 1986, as
amended from time to time, and interpretive rules and regulations.

(f)	"Committee" means a committee composed of those
members of the Compensation Committee of the Board of Directors who are not Participants in the Plan.

(g)	"Company" means Cinergy Corp., a Delaware
Corporation, and any corporation that shall succeed to
its business and adopt the Plan.
(h)	"Compensation" means, with respect to a
Participant for a Plan Year, the annual base salary paid to the Participant by the Employer for services, including elective contributions made by the Employer on behalf of the Employee during the Plan Year that are not includable in gross income under Code Section 125, Paragraph 402(a)(8), Subsection 402(h) or Subsection
403(b). "Compensation" does not include amounts deferred under other deferral arrangements, bonuses, annual or long-term incentive pay, moving allowances, living and similar allowances and imputed income.

(i)	"Deferral Account" means, with respect to a
Participant, the bookkeeping account that serves as a record of the deferrals and earnings and losses on those deferrals credited to the Participant under the terms of this Plan.

(j)	"Deferral Agreement" means the written agreement
entered into between an Eligible Employee and the Employer pursuant to which the Eligible Employee elects to make deferrals under the Plan.

(k)	"Effective Date" means January 1, 1997.

(l)	"Eligible Employee" means a key management
Employee who is selected by the Committee as an individual who has the opportunity to impact significantly the annual operating success of the Employer.

(m)	"Employee" means any person employed by the
Employer on a full-time salaried basis, including officers of the Company or a Related Employer.

(n)	"Employer" means the Company and any Related Employer.

(o)	"Employer Base Matching Contribution" means, with
respect to a Participant, the contribution made by the Employer on behalf of a Participant pursuant to Section
3.3 (Employer Base Matching Contributions).

(p)	"Employer Incentive Matching Contribution" means,
with respect to a Participant, the contribution made by the Employer on behalf of a Participant pursuant to
Section 3.4 (Employer Incentive Matching
Contributions).

(q)	"401(k) Plan" means The Cincinnati Gas & Electric
Company Deferred Compensation and Investment Plan or the PSI Energy, Inc. Employees' 401(k) Savings Plan, whichever is applicable to a Participant.

(r)	"Insolvent" means, with respect to the Company,
the Company being unable to pay its debts as they are due, or the Company being subject to a pending proceeding as a debtor under the United States
Bankruptcy Code.


(s)	"Investment Options" means, with respect to any
Plan Year, the investment options that the Committee makes available to Participants under the Plan from among the investment options available under the 401(k)
Plan as of the first day of the Plan Year.

(t)	"Matching Account" means, with respect to a
Participant, the bookkeeping account that serves as a record of the Employer Base Matching Contributions, the Employer Incentive Matching Contributions and earnings and losses on those contributions credited to the Participant under the terms of this Plan.

(u)	"Participant" means an Eligible Employee or former
Eligible Employee who has an interest in the Plan pursuant to Section 3.2 (Election to Defer), 3.3
(Employer Base Matching Contributions) or 3.4 (Employer
Incentive Matching Contributions).

(v)	"Plan" means this instrument, as amended from time
to time, and the non-qualified deferred compensation plan so established.

(w)	"Plan Year" means a calendar year commencing on or
after January 1, 1997.

(x)	"Rabbi Trust" means the grantor trust that the
Company, in its sole discretion, may establish pursuant to Subsection 4.4(b) (Accounts Unfunded) for the deposit of funds to be used for the exclusive purpose of paying benefits accrued under the Plan, subject to the claims of the Company's general creditors in the event the Company becomes Insolvent.

(y)	"Related Employer" means any Employer that,
together with the Company, is under common control or a member of an affiliated service group, as determined under Code Subsections 414(b), (c), (m), and (o).

(z)	"Termination of Employment" means, with respect to
a Participant, the cessation of the relationship of Employer and Employee between the Participant and the Employer for any reason other than the Participant's death. A Participant shall not be treated as having incurred a Termination of Employment until the employment relationship between the Participant and all Related Employers has terminated.

(aa)	"Trustee" means the trustee of the Rabbi Trust
that the Company, in its sole discretion, may establish pursuant to Subsection 4.4(b) (Accounts Unfunded).

(bb) "Unforeseeable Emergency" means, for the purpose of Subsection 3.2(d) (Suspension or Cessation of
Deferrals) and Section 5.3 (Distribution Upon Financial
Emergency), with respect to a Participant or Beneficiary, a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant, Beneficiary, or his or her dependents; loss of the Participant's or Beneficiary's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's or Beneficiary's control.

2.2	Rules of Construction.  The following rules of
construction shall govern in interpreting the Plan:

(a)	The provisions of this Plan shall be construed and
governed in all respects under and by the internal laws of the State of Ohio, to the extent not preempted by federal law.

(b)	Words used in the masculine gender shall be
construed to include the feminine gender, where appropriate, and vice versa.

(c)	Words used in the singular shall be construed to
include the plural, where appropriate, and vice versa.

(d)	The headings and subheadings in the Plan are
inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(e)	If any provision of the Plan shall be held to be
illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1	Eligibility.  Participation in the Plan is limited to
Eligible Employees.

3.2	Election to Defer.

	(a)	Election Procedure.  Within a reasonable time
before the beginning of each Plan Year, the Committee shall provide each Eligible Employee with a Deferral Agreement. An Eligible Employee may elect to defer his or her compensation to the Plan by delivering a completed Deferral Agreement to the Committee or its designate prior to the first day of the Plan Year. On the Deferral Agreement, the Eligible Employee shall indicate the amount or percentage of his Compensation to be deferred under the Plan for the Plan Year as an elective contribution, subject to the provisions of Subsection (b). The Eligible Employee also shall indicate whether to contribute to the 401(k) Plan that portion of his Compensation deferred pursuant to the preceding sentence that he can contribute to the 401(k)
Plan for the Plan Year without exceeding the limitations of Code Subsection 402(g), Paragraph
401(k)(3) and 401(a)(17) for the Plan Year. Subject to Subsection (c), an election made under this Section shall be effective as of the first day of the Plan
Year, and subject to Subsection (d), the election for any Plan Year shall be irrevocable.

	(b)	Maximum Amount of Deferrals.  For each Plan
Year beginning on or after the Effective Date, each Eligible Employee may elect to defer under the Plan up to 100% of his Compensation.

	(c)	New Participant Deferrals.  The Committee, in
its sole discretion, may permit a new Eligible Employee to enroll in the Plan during a Plan Year and, no later than 30 days after becoming an Eligible Employee, make an irrevocable prospective election to defer a portion of his Compensation for the remainder of the Plan Year.

	(d)	Suspension or Cessation of Deferrals.  With
the written consent of the Committee, a Participant may suspend or cease deferrals, in whole or in part, during the course of a Plan Year, due to an Unforeseeable
Emergency. Suspension or cessation of deferrals shall not in any way affect a Participant's rights or benefits with respect to amounts already deferred under the Plan. In the event a Participant suspends or ceases deferrals pursuant to this Subsection, the Participant shall not be permitted to resume deferrals before the first day of the following Plan Year or such later date as specified by the Committee.

3.3	Employer Base Matching Contributions.  If an Eligible
Employee is entitled to an employer base matching contribution under his or her 401(k) Plan, the Employer shall make an Employer Base Matching Contribution to the Participant's Matching Account equal to the amount of the Participant's employer base matching contribution computed in accordance with the 401(k) Plan (prior to the limitation of Code Paragraph 401(m)(2)), but using the Participant's Compensation as defined in this Plan.

3.4	Employer Incentive Matching Contributions.  If an
Eligible Employee is entitled to an employer incentive matching contribution under his or her 401(k) Plan, the Employer shall make an Employer Incentive Matching
Contribution to the Participant's Matching Account equal to the amount of the Participant's employer incentive matching contribution computed in accordance with the 401(k) Plan
(prior to the limitation of Code Paragraph 401(m)(2)), but using the Participant's Compensation as defined in this Plan.

3.5	Cessation of Participation.  Any Participant who ceases
to be an Eligible Employee, but continues to be an Employee, shall cease to be eligible to make deferrals or receive contributions under this Article but shall continue to have a Deferral Account and a Matching Account, shall continue to be credited with earnings and losses on his Accounts under
Section 4.2 (Earnings and Losses) (until those Accounts are fully distributed pursuant to Article V (Distribution of Benefits)) and shall be entitled to receive benefits under
Article V (Distribution of Benefits).


ARTICLE IV
PARTICIPANTS' ACCOUNTS

4.1	Establishment of Accounts.  The Committee shall create
and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, which shall be credited with deferrals and contributions pursuant to Sections 3.2 (Election to Defer), 3.3 (Employer Base Matching Contributions), and 3.4 (Employer Incentive
Matching Contributions) and earnings and losses pursuant to
Section 4.2 (Earnings and Losses), and debited with any contributions to a 401(k) Plan pursuant to Section 4.7 (Determination and Treatment of Amounts Contributable to the 401(k) Plan) and any payments pursuant to Article V (Distribution of Benefits). Each Participant shall have a separate Deferral Account and Matching Account. The Participant's interest in his Accounts shall be fully vested at all times. Notwithstanding the preceding sentence, the Participant's interest in his Accounts shall be subject to the claims of the Company's general creditors in the event the Company becomes Insolvent.

4.2	Earnings and Losses.

	(a)	Deemed Investment of Accounts.  During each
Plan Year, a Participant's Accounts shall be credited with investment earnings and losses as though they are invested, in accordance with the Participant's elections pursuant to Subsection (b), in one or more of the Investment Options. The deemed investment of a Participant's Accounts among the Investment Options in accordance with the Participant's elections, is solely the measure of the investment performance of the Deferral Account and Matching Account. It does not give the Participant any ownership interest in any Investment Option, nor does it bind the Company, the Committee, or the Trustee as to the investment of any Rabbi Trust or any other amounts represented by the Deferral Accounts or Matching Accounts.

	(b)  	Election Procedure.  Each Participant,
upon first becoming an Eligible Employee, may make initial elections, on a form provided by the Committee, to allocate his Deferral Account and his Matching
Account among the Investment Options. The Participant may make separate elections with respect to each of his Accounts. If the Participant fails to make an initial election with respect to an Account, he shall be deemed to have elected to allocate that Account to the Fidelity Retirement Money Market Fund Investment Option for that Plan Year. A Participant may change his Investment Option designations (for his future deferrals and contributions, his existing Accounts, or both) once each Plan Year, as of the first day of the Plan Year, by filing an appropriate election form with the Committee by the prior December 31. Until a Participant timely files a new investment election form, his prior Investment Option designations shall control.

4.3	Credits to Accounts.

	(a)	A Participant's deferrals pursuant to
Section 3.2 (Election to Defer) shall be credited to his Deferral Account in terms of cash as of the date(s) on which the deferred amount would otherwise have been paid to the Participant or credited to his accounts under the 401(k) Plan.

	(b)	The Employer Base Matching Contribution shall
be credited to a Participant's Matching Account in terms of cash on the same date(s) as employer base matching contributions are credited to participants' accounts under the 401(k) Plan. An Eligible Employee does not need to make deferrals pursuant to Section 3.2
(Election to Defer) of this Plan to receive Employer
Base Matching Contributions.

	(c)	The Employer Incentive Matching Contribution
shall be credited to a Participant's Matching Account in terms of cash on the same date(s) as employer incentive matching contributions are credited to participants' accounts under the 401(k) Plan. An
Eligible Employee does not need to make deferrals pursuant to Section 3.2 (Election to Defer) of this Plan to receive Employer Incentive Matching
Contributions.

	(d)	Earnings and losses on the deemed investment
of the Participant's Deferral Account and Matching
Account under Section 4.2 (Earnings and Losses) shall be credited monthly, on the last day of each month, based on the value of the Participant's Deferral
Account and Matching Account as of the first day of the month.

4.4	Accounts Unfunded.

	(a)	Accounts shall be accounting accruals, in the
names of Participants, on the Employer's books.
Accounts shall be unfunded, so that the Employer's obligation to pay benefits under the Plan is merely a contractual duty to make payments when due under the Plan. The Employer's promise to pay benefits under the Plan shall not be secured in any way, and except as provided in Subsection (b), the Company shall not set aside or segregate assets for the purpose of paying amounts credited to Participants' Deferral Accounts or Matching Accounts.

	(b)	Notwithstanding the provisions of
Subsection (a), the Company, in its sole discretion,
may establish a Rabbi Trust.  The Employer, in its sole
discretion, may make such contributions to the Rabbi
Trust as the Committee determines are appropriate to
enable the Employer to pay benefits under the Plan.
Any Rabbi Trust established under this Section shall be
created pursuant to a written trust document that
conforms to the model form of rabbi trust agreement
approved by the Internal Revenue Service in Revenue
Procedure 92-64 (as amended from time to time).
4.5	Valuation of Deferral Accounts.

	(a)	Deferral Account.  The value of a
Participant's Deferral Account as of any date shall equal the dollar amount of any deferrals credited to the Deferral Account pursuant to Section 3.2 (Election to Defer), increased or decreased by the earnings and losses deemed to be credited to the Deferral Account in accordance with Section 4.2 (Earnings and Losses), and decreased by the amount of any contributions made or to be made from the Deferral Account to the 401(k) Plan pursuant to Section 4.7(a) (Deferrals) and any payments made from the Deferral Account to the Participant or his Beneficiary pursuant to Article V (Distribution of Benefits).

	(b)	Matching Account.  The value of a
Participant's Matching Account as of any date shall equal the dollar amount of any contributions credited to the Matching Account pursuant to Sections 3.3
(Employer Base Matching Contributions) or 3.4 (Employer
Incentive Matching Contributions), increased or decreased by the earnings and losses deemed to be credited to the Matching Account in accordance with
Section 4.2 (Earnings and Losses), and decreased by the amount of any contributions made or to be made from the Matching Account to the 401(k) Plan pursuant to Section
4.7(b) (Matching Contributions) and any payments made from the Matching Account to the Participant or his Beneficiary pursuant to Article V (Distribution of
Benefits).

4.6	Annual Report.  Within 120 days following the end of
each Plan Year, the Committee shall provide to each Participant a written statement of the amount standing to his credit in his Accounts as of the end of that Plan Year.

4.7	Determination and Treatment of Amounts Contributable to
the 401(k) Plan.

	(a)	Deferrals.  As soon as administratively
feasible for each Plan Year, the Committee shall determine the amount that each Eligible Employee electing deferrals pursuant to Section 3.2 (Employer
Base Matching Contributions) can contribute to the 401(k) Plan for the same Plan Year without exceeding the limitations of Code Subsection 402(g) and Code
Paragraphs 401(k)(3) and 401(a)(17) for the Plan Year.
 If an Eligible Employee elected to contribute to the 401(k) Plan that portion of his deferrals that did not exceed the determined amount, that portion shall be transferred directly to the 401(k) Plan no later than March 15 of the following Plan Year. Alternatively, if the Eligible Employee elected to receive a lump sum distribution of that portion of his deferrals that did not exceed the determined amount, that portion shall be distributed to him no later than March 15 of the following Plan Year. The earnings and losses credited to the transferred or distributed portion pursuant to
Section 4.3 (Credits to Accounts) shall remain in the Eligible Employee's Deferral Account until distributed pursuant to Article V (Distribution of Benefits).

	(b)	Matching Contributions.  As soon as
administratively feasible for each Plan Year, the Committee shall determine the amount that the Employer can contribute as employer base matching contributions and employer incentive matching contributions to the 401(k) Plan for the same Plan Year without exceeding the limitations of Code Paragraph 401(m)(2) and its interpretive regulations and Code Paragraph 401(a)(17) for the Plan Year. If an Eligible Employee elected to contribute to the 401(k) Plan that portion of his Employer Base Matching Contributions and Employer
Incentive Matching Contributions that did not exceed the determined amount, that portion shall be transferred directly to the 401(k) Plan no later than March 15 of the following Plan Year. Alternatively, if the Eligible Employee elected to receive a lump sum distribution of that portion of his Employer Base
Matching Contributions and Employer Incentive Matching
Contributions that did not exceed the determined amount, that portion shall be distributed to him no later than March 15 of the following Plan Year. The earnings and losses credited to the transferred or distributed portion pursuant to Section 4.3 (Credits to Accounts) shall remain in the Eligible Employee's
Matching Account until distributed pursuant to
Article V (Distribution of Benefits).

ARTICLE V
DISTRIBUTION OF BENEFITS

5.1	General Distribution Rules.

	(a)	General Provisions.  Except as otherwise
provided in Sections 5.2 (Distribution Upon a Change in
Control), Section 5.3 (Distribution Upon Financial
Emergency), and Section 5.4 (Death Benefits), a
Participant's Accounts shall be distributed to the Participant (or to his Beneficiary in the event of his death) as provided in this Section.

	(b)	Participant's Election.  For each Plan Year,
a Participant may select, on a form provided by the Committee and from among the options described in this Section, the form for the payment of his deferrals and contributions for the Plan Year (and any investment earnings attributable to those deferrals and contributions). A Participant's election for each Plan
Year shall be irrevocable, but the Participant may make a new election for each Plan Year's deferrals and contributions.

		(1)	Form of Distribution.  A
Participant may elect to have his deferrals and contributions (and attributable earnings) for a Plan Year distributed in one of the following forms:

			(A)	A lump sum payment; or


			(B)	Substantially equal
annual installments over a specified
number of two to ten years.

		(2)	Time of Distribution.
Distribution of a Participant's interest in his Accounts shall commence no later than 30 days after the earlier of the Participant's death or his Termination of Employment.
Subsequent installments shall be payable on or as soon as administratively feasible following the first business day of each succeeding year.

	(c)	Default Procedure.  If a Participant fails to
make an election pursuant to this Section, then, except as otherwise provided in Section 5.2 (Distribution Upon a Change in Control, Section 5.3 (Distribution Upon
Financial Emergency), and Section 5.4 (Death Benefits), the Participant's Accounts (and attributable earnings) shall be distributed in five substantially equal annual installments commencing no later than 30 days after the earlier of the Participant's death or his Termination of Employment.

5.2	Distribution Upon a Change in Control.

	(a)  Notwithstanding any other Section, if a
Change in Control occurs, the Committee in its sole discretion may elect to accelerate the distribution of a Participant's Accounts so that a Participant's
Accounts shall be distributed to the Participant (or, in the event of his death, to his Beneficiary) in a single lump sum payment no later than 30 days after the Change in Control occurs.

	(b) As used in this Plan, a "Change in Control" of the Company shall occur if (1) any "person" or "group" (within the meaning of Subsection 13(d) and Paragraph 14(d)(2) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of more than 50 percent of the then outstanding voting stock of the Company, otherwise than through a transaction arranged by, or consummated with the prior approval of, the Board of Directors; (2) the Company's shareholders approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its subsidiaries or affiliates will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's asset to any person or group other than the Company or any of its subsidiaries or affiliates, other than a merger or a sale which will result in the voting securities of the Company outstanding prior to the merger or sale continuing to represent at least 50 percent of the combined voting power of the voting securities of the corporation surviving the merger or purchasing the assets; or (3) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board of Directors (and any new Director whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors.

5.3	Distribution Upon Financial Emergency.  A Participant
or Beneficiary, upon written petition to the Committee, may withdraw some or all of the balance of the Participant's Deferral Account or Matching Account if the Committee, in its sole discretion, determines that the requested withdrawal is on account of an Unforeseeable Emergency and that the amount to be withdrawn does not exceed the amount necessary to satisfy the Unforeseeable Emergency. The balance of the Participant's Deferral Account or Matching Account available for withdrawal shall not include any amount that the Participant elected to contribute to the 401(k) Plan but that has not yet been transferred to the 401(k) Plan pursuant to Section 4.7 (Determination and Treatment of Amounts Contributable to the 401(k) Plan). Withdrawals under this Section shall not be permitted to the extent that the Unforeseeable Emergency may reasonably be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of the Participant's or Beneficiary's assets (to the extent liquidation would not itself cause a financial hardship), or (c) suspension or cessation of elective deferrals under this Plan or the 401(k) Plan.

5.4	Death Benefits.  In the event that a Participant dies
before his Accounts are completely distributed, his Beneficiary shall be entitled to a death benefit equal to the amount credited to the Participant's Accounts immediately before his death. The form and timing of the payment of the death benefit shall be determined pursuant to
Section 5.1 (General Distribution Rules).

5.5	Designation of Beneficiary.  A Participant's
Beneficiary shall be the person or persons, including a trustee, designated by the Participant in writing pursuant to the practices of, or rules prescribed by, the Committee, as the recipient of any benefits payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Committee during the Participant's life on a form prescribed by the Committee; provided, however, that finalized divorce or marriage (other than a common law marriage) shall automatically revoke a previously filed Beneficiary designation, unless in the case of divorce the former spouse was not designated as the Beneficiary or in the case of marriage the Participant's new spouse is already the designated Beneficiary. If the Participant designates more than one Beneficiary, any payments under this Article to each Beneficiary shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If no person has been designated as the Participant's Beneficiary, if a Participant's Beneficiary designation has been revoked by marriage or divorce, or if no person designated as Beneficiary survives the Participant, the Participant's estate shall be his Beneficiary.

ARTICLE VI
ADMINISTRATION

6.1	Administrator.  The Committee shall be the
Administrator of the Plan. All decisions of the Committee shall be by a vote of a majority of its members and shall be final and binding.

6.2	Notices.  Any notice or filing required or permitted to
be given to the Committee under the Plan shall be sufficient if it is in writing or hand delivered, or sent by registered or certified mail, to any member of the Committee or its designate. The notice or filing shall be deemed made as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

6.3	Powers and Duties of the Committee.  Subject to the
specific limitations stated in this Plan, the Committee shall have the following powers, duties, and responsibilities:

	(a)	To carry out the general administration of
the Plan;

	(b)	To cause to be prepared all forms necessary
or appropriate for the administration of the Plan;

	(c)	To keep appropriate books and records;

	(d)	To determine amounts to be distributed to
Participants and Beneficiaries under the provisions of the Plan;

	(e)	To determine, consistent with the provisions
of this instrument, all questions of eligibility, rights, and status of Participants and Beneficiaries under the Plan;

	(f)	To issue, amend, and rescind rules relating
to the administration of the Plan, to the extent those rules are consistent with the provisions of this document;

	(g)	To exercise all other powers and duties
specifically conferred upon the Committee elsewhere in this document; and

	(h)	To interpret, with discretionary authority,
the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1	Amendment.  The Company reserves the right to amend the
Plan at any time by action of the Board of Directors or the Committee, with written notice given to each Participant in the Plan. The Company, however, may not make any amendment that reduces a Participant's benefits accrued as of the date of the amendment unless the Participant consents in writing to the amendment. Notwithstanding the foregoing, the Company may not amend any of the provisions of Section 5.2 (Distribution Upon a Change in Control) within three years of a Change in Control.

7.2	Termination.  The Company reserves the right to
terminate the Plan, by action of the Board of Directors or the Committee, at any time it deems appropriate. Upon termination of the Plan, no further contribution shall be made to the Plan. Subject to Section 5.2 (Distribution Upon a Change in Control), distribution following termination of the Plan shall be made at the time and under the terms and conditions as the Company, in its sole discretion, shall determine, which shall commence no later than the earlier of a Participant's death or Termination of Employment.

ARTICLE VIII
MISCELLANEOUS

8.1	Relationship.  Notwithstanding any other provision of
this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, Participants, Beneficiaries or any other persons. The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended.
 The rights of Participants and Beneficiaries to receive payment of deferred compensation under the Plan is strictly a contractual right of payment, and this Plan does not grant, nor shall it be deemed to grant Participants, Beneficiaries, or any other person any interest or right to any of the funds, property, or assets of the Employer other than as an unsecured general creditor of the Employer.

8.2	Other Benefits and Plans.  Nothing in this Plan shall
be deemed to prevent Participants from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to them at any time under any other present or future retirement or incentive plan of the Employer.

8.3	Anticipation of Benefits.  Neither Participants nor
Beneficiaries shall have the power to transfer, assign,
anticipate, pledge, alienate, or otherwise encumber in
advance any of the payments that may become due under this
Plan, and any attempt to do so shall be void.  Any payments
that may become due under this Plan shall not be subject to
attachment, garnishment, execution, or be transferable by
operation of law in the event of bankruptcy, insolvency, or
otherwise.
8.4	No Guarantee of Continued Employment.  Nothing
contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Employer. The Employer specifically reserves the right to terminate any Participant's employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Employer.

8.5	Waiver of Breach.  The Company's or the Committee's
waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent breach by the Participant.

8.6	Protective Provisions.  Each Participant shall
cooperate with the Company and the Committee by furnishing any and all information requested by the Company or the Committee in order to facilitate the payment of benefits under the Plan, and by taking any other relevant action as may be requested by the Company or the Committee. If any Participant refuses so to cooperate, the Company shall have no further obligation to the Participant or his Beneficiary under this Plan, other than to distribute to the Participant the cumulative deferrals he has already made, and the cumulative contributions that have been made on his behalf, pursuant to the Plan; provided, however, that the Committee may determine that benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage, or expense suffered or incurred by the Company as a result in any way of the Participant's action or failure to act.

8.7	Benefit.  This Plan shall be binding upon and inure to
the benefit of the Employer and its successors and assigns.

8.8	Responsibility for Legal Effect.  Neither the Committee
nor the Company makes any recommendations or warranties, express or implied, or assumes any responsibility concerning the legal context or other implications or effects of this Plan.

8.9	Tax Withholding.  The Employer shall withhold from any
deferrals or from any payment made under the Plan such amount or amounts as may be required by applicable federal, State, or local laws.














	Cinergy Corp. has caused this document to be executed by its duly authorized officers, as of the ____ day of _________________, 1996.

				       CINERGY CORP.



				By:                JAMES E. ROGERS
					             James E. Rogers
					   Vice Chairman, President and
					        Chief Executive Officer

				Dated:             December 30, 1996

APPROVED:



By:             CHERYL M. FOLEY
 	           Cheryl M. Foley
           Vice President, General Counsel
	     and Corporate Secretary

Dated:         December 30, 1996